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                                                                     EXHIBIT 2.3

                                ESCROW AGREEMENT

         This Escrow Agreement is entered into as of August 6, 1996, by and among: (i) Search Capital Group, Inc., a Delaware corporation ("Search"); (ii) Dealers Alliance Credit Corp., a Delaware corporation ("DACC"); (iii) Search Funding IV, Inc. a Texas corporation and a wholly-owned subsidiary of Search ("Newco"); (iv) R-H Capital Partners, L.P. ("R-H"); (v) Kellett Investment Corporation ("Kellett") (hereinafter R-H and Kellett may be individually or collectively referred to as the "Subordinated Debt Holders" or "SDH") and (vi) U.S. Trust Company of Texas, N.A. ("Escrow Agent"). Search and Newco are sometimes collectively referred to as "Buyer".

                              W I T N E S S E T H:

         WHEREAS, DACC entered into an Asset Acquisition Agreement with Buyer dated as of August 2, 1996 (the "Asset Acquisition Agreement"), pursuant to which Buyer agreed to purchase DACC's "Assets" (as defined in the Asset Acquisition Agreement; capitalized terms used herein shall have the same definition as in the Asset Acquisition Agreement unless otherwise specifically indicated);

         WHEREAS, Search has agreed to issue the Search Securities in partial payment for the Assets; and

         WHEREAS, the Asset Acquisition Agreement provides that part of the Search Securities are to be held in escrow pursuant to this Escrow Agreement in order to guaranty payment of DACC's indemnification obligations under the Asset Acquisition Agreement (such part of the Search Securities to be held in escrow under the Asset Acquisition Agreement shall be referred to herein as the "DACC Escrow Shares");

         WHEREAS, DACC and Buyer desire that Escrow Agent hold the DACC Escrow Shares in escrow, and Escrow Agent has agreed to do so, on the terms and conditions set forth in the Asset Acquisition Agreement and this Escrow Agreement.

         WHEREAS, Buyer has entered into an Asset Acquisition Agreement with SDH dated as of August 2, 1996 (the "Sub-Debt


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Acquisition Agreement"), pursuant to which Buyer agreed to purchase certain
"Sub-Debt Assets" (as defined in the Sub-Debt Acquisition Agreement); and

         WHEREAS, Search has agreed to issue the Search Sub-Debt Securities (as defined in the Sub-Debt Acquisition Agreement) in payment for the Sub-Debt Assets; and

         WHEREAS, the Sub-Debt Acquisition Agreement provides that the Indemnity Shares (as defined in the Sub-Debt Acquisition Agreement), are to be held in escrow pursuant to this Escrow Agreement in order to guaranty payment of SDH's indemnification obligations under the Sub-Debt Acquisition Agreement; and

         WHEREAS, Buyer and SDH desire that Escrow Agent hold the Indemnity Shares in escrow, and Escrow Agent has agreed to do so, on the terms and conditions set forth in the Sub-Debt Acquisition Agreement and this Escrow Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the Agreement as if fully set forth, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Establishment of DACC Escrow. DACC and Buyer hereby deliver the DACC Escrow Shares to Escrow Agent to hold in escrow on the terms and conditions set forth herein. All dividends or other distributions made by Search with respect to any of the DACC Escrow Shares while the DACC Escrow Shares are held in escrow by Escrow Agent shall be paid to Escrow Agent and held in escrow under the terms of this Escrow Agreement (the DACC Escrow Shares together with the dividends or other distributions paid thereon are collectively referred to as the "DACC Escrow Deposit"). The DACC Escrow Shares consist of:

         (i) 766,218 shares of Convertible Stock;

         (ii) 1,277,030 shares of Common Stock; and

         (iii) 1,277,030 Warrants.


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The DACC Escrow Shares and cash attributable thereto shall be held in escrow pursuant this Agreement and shall be available to satisfy the indemnification obligations of DACC under the Asset Acquisition Agreement with respect to the "DACC 100% Claims" and DACC's portion of the "Shared Claims".

2. Establishment of Sub-Debt Escrow. SDH and Buyer hereby deliver the Indemnity Shares to Escrow Agent to hold in escrow on the terms and conditions set forth herein. All dividends or other distributions made by Search with respect to any of the Indemnity Shares while the Indemnity Shares are held in escrow shall be paid to Escrow Agent and held in escrow by Escrow Agent under the terms of this Agreement (the Indemnity Shares together with the dividends or other distributions paid thereon are collectively referred to as the "Sub-Debt Escrow Deposit"). The Indemnity Shares consists of 893,921 shares of Convertible Stock issued for the benefit of SDH pursuant to the Sub-Debt Acquisition Agreement. The Indemnity Shares and cash attributable thereto shall be held in escrow pursuant this Agreement and shall be available to satisfy the indemnification obligations of SDH under the Sub-Debt Acquisition Agreement with respect to the "SDH 100% Claims" and SDH's portion of the "Shared Claims".

3. Receipt. By Escrow Agent's executing Schedule 3.1 attached hereto and incorporated herein, Escrow Agent hereby acknowledges receipt of (i) the DACC Escrow Shares funding the DACC Escrow Deposit; and (ii) the Indemnity Shares funding the Sub-Debt Escrow Deposit, and agrees to hold the DACC Escrow Deposit and the Sub-Debt Escrow Deposit in escrow in accordance with the terms of this Agreement. For purposes of this Agreement, "Master Escrow Deposit" shall mean collectively the DACC Escrow Deposit and the Sub-Debt Escrow Deposit.

4. Definitions. As stated above, the parties hereto acknowledge that the Master Escrow Deposit has been established to secure DACC's indemnification obligations under the Asset Acquisition Agreement and SDH's indemnification obligations under the Sub-Debt Acquisition Agreement. For purposes of this Agreement, there are three types of indemnity Claims governed by this Escrow
Agreement: (i) those for which only DACC has liability (the "DACC 100% Claims"), (ii) those for which only





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the Subordinated Debt Holders have liability (the "SDH 100% Claims"), and (iii)
those for which both DACC and SDH have liability (the "Shared Claims"). With respect to DACC 100% Claims only DACC Escrow Shares and/or cash attributable thereto shall be used to pay such Claims. With respect to SDH 100% Claims only Indemnity Shares and/or cash attributable thereto shall be used to pay such Claims. With respect to Shared Claims, 62.741% of such Claims shall be paid from DACC Escrow Shares and/or cash attributable thereto, and 37.259% of such Claims shall be paid from Indemnity Shares and/or cash attributable thereto, provided, that if either the DACC Escrow Shares and the cash attributable thereto, on the one hand, or the Indemnity Shares and the cash attributable thereto, on the other, are insufficient to pay such party's share of the Shared Claim, then the other party shall pay any deficiency so that Search receives payment for 100% of the Shared Claim, provided further, however, that the other party shall be responsible for paying such deficiency only to the extent that DACC Escrow Shares and/or cash attributable thereto or Indemnity Shares and/or cash attributable thereto, as the case may be, continue to be held in escrow by Escrow Agent.

5. Disbursement Instructions for the DACC Escrow Deposit. Escrow Agent shall hold the DACC Escrow Deposit and disburse the DACC Escrow Deposit as follows:

         (a) Prior to the Final Expiration Date, a Search Indemnified Party may make claims for payment from the DACC Escrow Deposit for a DACC 100% Claim and/or DACC's portion of a Shared Claim by delivering to the Escrow Agent a Claim Notice (as defined in Section 8.4(a) of the Asset Acquisition Agreement) which shall:

                         (i) state that the Search Indemnified Party has paid or incurred a DACC 100% Claim or a Shared Claim and is entitled to indemnification under Section 8 of the Asset Acquisition Agreement (an "Indemnification Item");

                        (ii) state the aggregate dollar amount of such Indemnification Item;





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                         (iii)   specify in reasonable detail the nature
              and amount of each individual Indemnification Item; and

                          (iv)   specify in detail those DACC Escrow
              Shares, in the order of class and Value as specified in Section 8.4(e) of the Asset Acquisition Agreement, that Escrow Agent shall deliver to the Search Indemnified Party or as otherwise directed by the Search Indemnified Party in satisfaction of the Indemnification Item(s) set forth in the Claim Notice in accordance with Sections 8.4(e) and 10.3 of the Asset Acquisition Agreement.

The Search Indemnified Party shall deliver a copy of such Claim Notice to DACC pursuant to the Asset Acquisition Agreement and provide to the Escrow Agent evidence of receipt of a copy of such Claim Notice by DACC. Any Claim Notice may include multiple Indemnification Items. The first Claim Notice shall, in addition to the items mentioned above, state that the Deductible has been satisfied and include in reasonable detail all items of indemnification which shall have been attributable to the satisfaction of the Deductible.

               (b) If DACC does not notify the Search Indemnified Party and Escrow Agent within thirty (30) days of receipt by DACC of the Claim Notice (the "Notice Period") that DACC disputes any Indemnification Item included in a Claim Notice, DACC shall be deemed to have acknowledged the correctness of the amount claimed for such Indemnification Item in such Claim Notice as well as the direction as to what class and Value of DACC Escrow Shares shall be delivered to Search to satisfy such Indemnification Item, and the Escrow Agent shall thereafter deliver to the Search Indemnified Party from the DACC Escrow Deposit the number of shares of the DACC Escrow Shares and/or cash (to the extent such DACC Escrow Shares and/or cash have not been distributed to DACC pursuant to Section 5(d) below) by class and equal in Value to the amount specified in the Claim Notice with respect to such Indemnification Item.

               (c) If DACC shall, within the Notice Period, object in writing to any Indemnification Item, DACC and the Search Indemnified Party shall proceed to resolve any dispute with respect to such Indemnification Item pursuant the provisions





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set forth in Section 8.4 of the Asset Acquisition Agreement and the amount so objected to shall be held by the Escrow Agent and shall not be released from the DACC Escrow Deposit except in accordance with either (i) written instructions executed by DACC and Search or (ii) the final nonappealable order of a court of competent jurisdiction directing the Escrow Agent with respect to the matters relating to the claims by the Search Indemnified Party for indemnification from DACC, promptly after which time the Escrow Agent shall deliver to the Search Indemnified Party out of the DACC Escrow Deposit the number of shares of the DACC Escrow Shares and/or cash by class and equal in Value to the portion of such amount set forth in such written instructions or in such order, as the case may be.

               (d) Thirty (30) days prior to the First Expiration Date, DACC shall deliver to Search and to the Escrow Agent a written notice (the "DACC Distribution Notice") setting forth an estimate of the amount (the "DACC Distribution Amount") of shares of the DACC Escrow Shares and/or cash by class and Value DACC shall be entitled to have distributed to DACC out of the DACC Escrow Deposit pursuant to Sections 10.1(b) and 10.2 of the Asset Acquisition Agreement. If Search objects to the DACC Distribution Amount specified in the DACC Distribution Notice, Search shall, within twenty (20) days after receipt by Search and the Escrow Agent of the DACC Distribution Notice, deliver to the Escrow Agent and to DACC a certificate specifying in reasonable detail the nature and basis for such objection. If the Escrow Agent shall not have received such a certificate from Search objecting to the DACC Distribution Amount specified in the DACC Distribution Notice within twenty (20) days after receipt by Search and Escrow Agent of the DACC Distribution Notice, Search shall be deemed to have acknowledged the correctness of the DACC Distribution Amount specified in the DACC Distribution Notice, and the Escrow Agent shall thereafter deliver to DACC out of the DACC Escrow Deposit the amount of shares of the DACC Escrow Shares and/or cash by class and equal in Value to the DACC Distribution Amount specified in the DACC Distribution Notice. If the Escrow Agent shall receive, within twenty (20) days after receipt by Search and the Escrow Agent of the DACC Distribution Notice, a certificate of Search objecting to the DACC Distribution Amount specified in the DACC Distribution Notice, then no payment shall be made from the





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DACC Escrow Deposit except in accordance with either (i) written instructions executed by Search and DACC, or (ii) the final nonappealable order of a court of competent jurisdiction directing the Escrow Agent to make such a payment.

               (e) After the Final Expiration Date, a Search Indemnified Party may make claims for payment from the DACC Escrow Deposit only in respect of Claims that were included in determining the Reserved Amount (as defined below).

               (f) Thirty (30) days prior to the Final Expiration Date, Search shall deliver to DACC and the Escrow Agent a written notice (the "Reserve Notice") setting forth the amount of shares of DACC Escrow Shares and/or cash by class and Value (the "Reserved Amount") of the DACC Escrow Deposit required to be reserved and retained to secure payment of Pending Claims pursuant to Section 10.2 of the Asset Acquisition Agreement. If DACC shall object to the Reserved Amount specified in the Reserve Notice, DACC shall, within twenty (20) days after receipt by DACC and the Escrow Agent of the Reserve Notice, deliver to the Escrow Agent and to Search a certificate specifying in reasonable detail the nature and basis for such objection. If the Escrow Agent shall not have received a DACC certificate objecting to the Reserved Amount specified in the Reserve Notice within twenty (20) days after receipt by DACC and Escrow Agent of the Reserve Notice, DACC shall be deemed to have acknowledged the correctness of the Reserved Amount specified in the Reserve Notice, and the Escrow Agent shall promptly thereafter deliver to DACC out of the DACC Escrow Deposit an amount equal to the shares of the DACC Escrow Shares and/or cash then remaining in the DACC Escrow Deposit less the Reserved Amount specified by class and Value in the Reserve Notice. If the Escrow Agent shall receive, within twenty (20) days after receipt by DACC and Escrow Agent of the Reserve Notice, a DACC certificate objecting to the Reserved Amount specified in the Reserve Notice, then Escrow Agent shall deliver to DACC out of the DACC Escrow Deposit the amount of shares of the DACC Escrow Shares and/or cash equal to the shares of the DACC Escrow Deposit then remaining in the DACC Escrow Deposit less the Reserved Amount specified in the Reserve Notice. Subject to Section 5(g) below, no additional payment shall be made from the DACC Escrow Deposit until Escrow





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Agent is provided with either (i) written instructions executed by Search and
DACC, or (ii) the final nonappealable order of a court of competent jurisdiction directing the Escrow Agent to make such a payment.

               (g) Thereafter, Escrow Agent shall retain in the DACC Escrow Deposit the Reserve Amount pending final resolution of the Pending Claims as defined in Section 10.2 of the Asset Acquisition Agreement. Upon final resolution of a Pending Claim, Search shall submit a Claim Notice to Escrow Agent and comply with the procedures set forth above in Sections 5(a),(b), and (c). Upon final resolution of all Pending Claims and distributions from the DACC Escrow Deposit as payment for such Claims, any remaining DACC Escrow Shares and/or cash held in the DACC Escrow Deposit shall be delivered to DACC.

6.             Disbursement Instructions for the Sub-Debt Escrow Deposit.
Escrow Agent shall hold the Sub-Debt Escrow Deposit and disburse the Sub-Debt Escrow Deposit as follows:

               (a) Prior to the Final Expiration Date, a Sub-Debt Search Indemnified Party, as defined in the Sub-Debt Acquisition Agreement, may make claims for payment from the Sub-Debt Escrow Deposit for a SDH 100% Claim and/or SDH's portion of a Shared Claim by delivering to the Escrow Agent a Claim Notice (for purposes of this Section 6, "Claim Notice" shall be as defined in Section 8.4(a) of the Sub-Debt Acquisition Agreement") which shall:

                          (i) state that the Sub-Debt Search Indemnified Party has paid or incurred a SDH 100% Claim or a Shared Claim and is entitled to indemnification under Section 8 of the Sub-Debt Acquisition Agreement (an "Indemnification Item");

                          (ii) state the aggregate dollar amount of such Indemnification Item;

                          (iii) specify in reasonable detail the nature and amount of each individual Indemnification Item; and


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                          (iv)       specify in detail those Indemnity Shares
               in Value as specified in Section 8.4(e) of the Sub-Debt Acquisition Agreement that Escrow Agent shall deliver to the Sub-Debt Search Indemnified Party or as otherwise directed by the Sub-Debt Search Indemnified Party in satisfaction of the Indemnification Item(s) set forth in the Claim Notice in accordance with Sections 8.4(e) and 10.3 of the Sub-Debt Acquisition Agreement.

The Sub-Debt Search Indemnified Party shall deliver a copy of such Claim Notice to SDH and provide to the Escrow Agent evidence of receipt of a copy of such Claim Notice by SDH. Any Claim Notice may include multiple Indemnification Items.


               (b) If SDH does not notify the Sub-Debt Search Indemnified Party and Escrow Agent within thirty (30) days of receipt by SDH of the Claim Notice (the "Notice Period") that SDH disputes any Indemnification
Item included in a Claim Notice, SDH shall be deemed to have acknowledged the correctness of the amount claimed for such Indemnification Item in such Claim Notice as well as the direction as to what Value of Indemnity Shares shall be delivered to Search to satisfy such Indemnification Item, and the Escrow Agent shall thereafter deliver to the Sub-Debt Search Indemnified Party from the Sub-Debt Escrow Deposit the number of shares of the Indemnity Shares and/or cash (to the extent such Indemnity Shares and/or cash have not been distributed to the SDH pursuant to Section 6(d) below) equal in Value to the amount specified in the Claim Notice with respect to such Indemnification Item.

               (c) If SDH shall, within the Notice Period, object in writing to any Indemnification Item, SDH and the Sub-Debt Search Indemnified Party shall proceed to resolve any dispute with respect to such Indemnification Item pursuant the provisions set forth in Section 8.4 of the Sub-Debt Acquisition Agreement and the amount so objected to shall be held by the Escrow Agent and shall not be released from the Sub-Debt Escrow Deposit except in accordance with either (i) written instructions executed by SDH and Search or
(ii) the final nonappealable order of a court of competent jurisdiction directing the Escrow Agent with respect to the matters relating





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to the claims by the Sub-Debt Search Indemnified Party for indemnification from
SDH, promptly after which time the Escrow Agent shall deliver to the Sub-Debt Search Indemnified Party out of the Sub-Debt Escrow Deposit the number of shares of the Indemnity Shares and/or cash equal in Value to the portion of such amount set forth in such written instructions or in such order, as the case may be.

               (d) Thirty (30) days prior to the First Expiration Date, SDH shall deliver to Search and to the Escrow Agent a written notice (the "SDH Distribution Notice") setting forth an estimate of the amount (the "SDH Distribution Amount") of shares of the Indemnity Shares and/or cash equal in Value that SDH shall be entitled to have distributed to SDH out of the Sub-Debt Escrow Deposit pursuant to Sections 10.1(b) and 10.2 of the Sub-Debt Acquisition Agreement. If Search objects to the SDH Distribution Amount specified in the SDH Distribution Notice, Search shall, within twenty (20) days after receipt by Search and the Escrow Agent of the SDH Distribution Notice, deliver to the Escrow Agent and to SDH a certificate specifying in reasonable detail the nature and basis for such objection. If the Escrow Agent shall not have received such a certificate from Search objecting to the SDH Distribution Amount specified in the SDH Distribution Notice within twenty (20) days after receipt by Search and Escrow Agent of the SDH Distribution Notice, Search shall be deemed to have acknowledged the correctness of the SDH Distribution Amount specified in the SDH Distribution Notice, and the Escrow Agent shall promptly thereafter deliver to SDH out of the Sub-Debt Escrow Deposit the amount of shares of the Indemnity Shares and/or cash equal in Value to the SDH Distribution Amount specified in the SDH Distribution Notice. If the Escrow Agent shall receive, within twenty (20) days after receipt by Search and Escrow Agent of the SDH Distribution Notice, a certificate of Search objecting to the SDH Distribution Amount specified in the SDH Distribution Notice, then no payment shall be made from the Sub-Debt Escrow Deposit except in accordance with either (i) written instructions executed by Search and SDH, or (ii) the final nonappealable order of a court of competent jurisdiction directing the Escrow Agent to make such a payment.





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               (e)        After the Final Expiration Date, a Sub-Debt Search
Indemnified Party may make claims for payment from the Sub-Debt Escrow Deposit only in respect of Claims that were included in determining the Sub-Debt Reserved Amount (as defined below).

               (f) Thirty days prior to the Final Expiration Date, Search shall deliver to SDH and the Escrow Agent a written notice (the "Sub-Debt Reserve Notice") setting forth the amount of shares of Indemnity Shares and/or cash by Value (the "Sub-Debt Reserved Amount") of the Sub-Debt Escrow Deposit required to be reserved and retained to secure payment of SDH's indemnification obligations for the Pending Claims pursuant to Section 10.2 of the Sub-Debt Acquisition Agreement. If SDH shall object to the Sub-Debt Reserved Amount specified in the Sub-Debt Reserve Notice, SDH shall, within twenty (20) days after receipt by SDH and the Escrow Agent of the Sub-Debt Reserve Notice, deliver to the Escrow Agent and to Search a certificate specifying in reasonable detail the nature and basis for such objection. If the Escrow Agent shall not have received a certificate objecting to the Sub-Debt Reserved Amount specified in the Sub-Debt Reserve Notice within twenty
(20) days after receipt by SDH and the Escrow Agent of the Sub-Debt Reserve Notice, SDH shall be deemed to have acknowledged the correctness of the Sub-Debt Reserved Amount specified in the Sub-Debt Reserve Notice, and the Escrow Agent shall promptly thereafter deliver to SDH out of the SDH Escrow Deposit an amount equal to the shares of the Indemnity Shares and/or cash then remaining in the Sub-Debt Escrow Deposit less the Sub-Debt Reserved Amount specified in the Sub-Debt Reserve Notice. If the Escrow Agent shall receive, within twenty (20) days after receipt by SDH and Escrow Agent of the Sub-Debt Reserve Notice, a SDH Certificate objecting to the Sub-Debt Reserved Amount specified in the Sub-Debt Reserve Notice, then Escrow Agent shall deliver to SDH out of the Sub-Debt Escrow Deposit the amount of shares of the Indemnity Shares and/or cash equal to the shares of the Sub-Debt Escrow Deposit then remaining in the Sub-Debt Escrow Deposit less that Sub-Debt Reserved Amount specified in the Sub-Debt Reserve Notice. Subject to Section 6(g), no additional payment shall be made from the Sub-Debt Escrow Deposit until Escrow Agent is provided with either (i) written instructions executed by SDH and Search


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or (ii) the final nonappealable order of a court of competent jurisdiction directing the Escrow Agent to make such a payment.

               (g) Thereafter, Escrow Agent shall retain in the Sub-Debt Escrow Deposit the Sub-Debt Reserved Amount pending final resolution of the Pending Claims as defined in Section 10.2 of the Sub-Debt Acquisition Agreement. Upon final resolution of a Pending Claim, Search shall submit a Claim Notice to Escrow Agent and comply with the procedures set forth above in Sections 6(a),(b), and (c). Upon final resolution of all Pending Claims and distributions from the Sub-Debt Escrow Depoist as payment for such Claims, any remaining Indemnity Shares and/or cash held in the Sub-Debt Escrow Deposit shall be delivered to SDH.

7. Reservation of DACC Claims. In the event SDH shall pay more than its portion of the Shared Claims pursuant to the provisions of Section 4 of this Agreement through Indemnity Shares and/or cash attributable thereto (the amount paid in excess of SDH's portion of the Shared Claims is hereinafter referred to as the "Excess Amount"), DACC and SDH agree that SDH shall be entitled to receive, out of any shares of DACC Escrow Shares and/or cash remaining in the DACC Escrow Deposit after satisfaction in full of all indemnity obligations of DACC to Search pursuant to the Asset Acquisition Agreement and Section 5 of this Escrow Agreement, an amount of DACC Escrow Shares and/or cash equal in Value to the Excess Amount. The parties agree that no shareholder, employee, director, officer, representative or agent of DACC shall have personal liability whatsoever with respect to the Excess Amount. This provision shall not affect Escrow Agent's duties or obligations hereunder except that the Escrow Agent shall distribute the DACC Escrow Shares and/or cash out of the DACC Escrow Deposit to SDH pursuant to either (i) written instructions executed by DACC and SDH or (ii) the final nonappealable order of a court of competent jursidiction directing Escrow Agent with respect to such matters.

8.       Investment.  Any portion of the DACC Escrow Deposit or the
Sub-Debt Escrow Deposit consisting of cash shall be: (i) invested as directed by joint instructions of DACC and Buyer for the DACC Escrow Deposit or Buyer and SDH for the Sub-Debt


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Escrow Deposit, as the case may be, or (ii) in the absence of such joint instructions, shall be deposited in a commingled short term investment fund managed by an investment manager and available to Escrow Agent (e.g. Excelsior govt money fund). For tax purposes (1) all earnings on the DACC Escrow Shares shall be reported as earned by DACC; DACC's federal employer identification number is 25-1713866 and all tax notification forms or reports shall use the address set forth in Section 16 below as DACC's address for such forms or reports; and (2) 68.75% of the earnings on the Indemnity Shares shall be reported as earned by R-H and R-H's federal employer identification number is 58-2179728 and 31.25% of the earnings on the Indemnity Shares shall be reported as earned by Kellett and Kellett's federal employer identification number is 58-2158433. All tax notification forms or reports shall use the address set forth in Section 16 below as R-H's and Kellett's addresses for such forms or reports.

9.       Certificate Legend.  All certificates representing the DACC
Escrow Shares shall bear the legend required by the Shareholders Agreement until said legend is removed pursuant to the terms and conditions of the Shareholders Agreement. All certificates representing the Indemnity Shares shall bear the legend required by the Sub-Debt Shareholders Agreement (as defined in the Sub-Debt Acquisition Agreement) until said legend is removed pursuant to the terms and conditions of the Sub-Debt Shareholders Agreement. Thereafter, all certificates representing the DACC Escrow Shares and the Indemnity Shares still constituting a part of the Master Escrow Deposit shall bear a legend substantially as follows:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISTRIBUTED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN THAT CERTAIN ESCROW AGREEMENT DATED AUGUST 2, 1996 AMONG SEARCH CAPITAL GROUP, INC, SEARCH FUNDING IV, INC., DEALERS ALLIANCE CREDIT CORP., R-H CAPITAL PARTNERS, L.P., KELLETT INVESTMENT CORPORATION AND U.S. TRUST COMPANY OF TEXAS, N.A. A COPY OF SUCH AGREEMENT WILL BE MAILED TO THE HOLDER HEREOF WITHOUT CHARGE WITHIN FIVE DAYS AFTER





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               RECEIPT OF WRITTEN REQUEST THEREFOR DIRECTED TO SEARCH AT ITS
               HEADQUARTERS IN DALLAS, TEXAS."

Notwithstanding the foregoing, Escrow Agent shall not be responsible for placing legends on certificates delivered to Escrow Agent hereunder, or changing legends on certificates delivered to Escrow Agent hereunder.

10. Fees. Escrow Agent is charging for its services hereunder the fees set forth on Schedule A, attached hereto and incorporated herein. The Escrow Agent's fees for the first year shall be paid by Search upon Search's receipt of invoice therefor and thereafter, Escrow Agent's fees shall be paid as follows: 62.741% of the fees shall be paid by deducting cash from the DACC Escrow Deposit and 37.259% of the fees shall be paid by deducting cash from the Sub-Debt Escrow Deposit.

11. Duties. The duties of the Escrow Agent hereunder are only such as are herein specifically provided, being purely administrative in nature, and the Escrow Agent shall incur no liability whatsoever except for fraudulent or grossly negligent conduct. Other than the obligations of the Escrow Agent set forth in this Agreement, the Escrow Agent shall have no other obligations, rights, or duties with reference to this Agreement. The Escrow Agent shall not be bound by any modification of this Agreement unless in writing and signed by all of the parties hereto.

12. Uncertainty or Conflict: In the event that the Escrow Agent shall be uncertain as to its duties or obligations hereunder or shall receive instructions from any party hereto with respect to any part or all of the Master Escrow Deposit, which are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than to keep safely the Master Escrow Deposit and any other property so received by it until it shall be directed by a court as provided in the following Section.

13. Litigation: If (a) the Escrow Agent becomes involved in or is threatened with litigation for any reason resulting from its capacity as Escrow Agent, and/or (b) the Escrow Agent is uncertain as to its duties or obligations hereunder, the Escrow





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                                      -14-

Agent is hereby authorized to deposit with the U.S. district court in Dallas, Texas the Master Escrow Deposit and notify the parties hereto of the same. Thereupon, the Escrow Agent shall stand fully relieved and discharged of any further duties hereunder in respect of such action and the matters giving rise thereto except as may be instructed by said court. In the event Escrow Agent is a party to any litigation, DACC, Buyer and SDH severally agree to reimburse Escrow Agent on demand for any reasonable out-of-pocket expenses incurred by Escrow Agent in connection with such litigation, and Escrow Agent shall also have the right to deduct said expenses from the Master Escrow Deposit.

14.      Escrow Agent Replacement.  If Escrow Agent resigns as Escrow
Agent, the parties shall have thirty (30) days to select a new Escrow Agent. If the parties fail to select a new Escrow Agent within said thirty (30) day period, Escrow Agent shall appoint a successor Escrow Agent, which shall be a federally chartered national bank or trust company with assets in excess of $1 billion. Any successor Escrow Agent shall agree to be bound by all of the terms and conditions of this Agreement.

15. Termination. Upon disbursement of the entire Master Escrow Deposit, this Agreement shall terminate.

16. Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

If to Search
 or Newco to:                Search Capital Group, Inc.
                             700 N. Pearl Street
                             Suite 400, L.B. 401
                             Dallas, Texas 75201-2809
                             Attention:  George C. Evans, Pres. & CEO
                             Facsimile No.:  214-965-6098





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                                      -15-

With a copy to:              Riezman & Blitz, P.C.
                             120 S. Central, 10th Floor
                             St. Louis, Missouri 63105
                             Attention:  Richard M. Riezman, Esq.
                             Facsimile No.:  314-727-6458

If to DACC:                  Dealers Alliance Credit Corp.
                             c/o Chicago Holdings, Inc.
                             10000 RIDC Plaza Suite 200
                             Pittsburgh, PA 15238
                             Attention: Richard J. Uhl, Pres.& CEO
                             Facsimile No.: 412-963-9841

With a copy to:              Kronish, Lieb, Weiner & Hellman, LLP
                             1114 Avenue of the Americas
                             New York, New York 10036-7798
                             Attention: Russell S. Berman, Esq.
                             Facsimile No.:  212-479-6275

If to SDH:

            (1)
R-H Capital Partners, L.P.
Atlanta Financial Center
3333 Peachtree Road
Atlanta, GA 30326
                             Attention: Mr. Ken Millar
                             Facsimile No.: (404) 266-5966

               With a copy to:


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                                      -16-

   King & Spalding
   191 Peachtree Street
   Atlanta, GA 30303
                               Attention: John J. Kelley III, Esq.
                               Facsimile No.: (404) 572-5100

            (2)                Kellett Investment Corporation
                               200 Galleria Parkway, Suite 1800
   Atlanta, GA 30339
                               Attention: John E. Cunningham
                               Facsimile No.: (770) 956-7412

   With a copy to:

   Troutman Sanders LLP
                               600 Peachtree Street, N.E., Suite 5200
   Atlanta, GA 30308-2216

   Attention: Hazen H. Dempster
                               Facsimile No.: (404) 885-3900

If to Escrow
 Agent to:                     Bill Barber
                               U.S. Trust Company of Texas, N.A.
                               2001 Ross Avenue, Suite 2700
                               Dallas, Texas 75201
                               Facsimile No.:  214-754-1303


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                                      -17-
or to such other address as the person to whom notice is to be given may have specified in a written notice duly given to the sender as provided herein.
Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been received: (i) as of the date delivered personally; (ii) as of the date of the telefax confirmation; (iii) as of the date the registered or certified mail acknowledgement of receipt is signed or the date of refusal to accept delivery; (iv) the date the acknowledgement of receipt is signed if delivered by courier; and, (v) if given by any other means, shall be deemed received only when actually received by the addressees.

17.    Miscellaneous.

               a. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

               b. This Agreement may be executed in one or more counterparts, and each such counterpart shall, for all purposes, be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

               c. If any provision(s) of this Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

               d. The obligations and duties of Escrow Agent herein are personal to Escrow Agent and Escrow Agent may not assign any and/or all of its obligations or duties hereunder except as set forth herein.

               e. Escrow Agent is hereby severally indemnified by Buyer, DACC and SDH against any liability resulting from the exercise of its duties under this Agreement which are not performed with fraud or gross negligence.





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                                      -19-

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SEARCH CAPITAL GROUP, INC. ("Search")


By: /s/ ROBERT D. IDZI - E.V.P. & CFO
   -------------------------------------
        Robert D. Idzi


SEARCH FUNDING IV, INC. ("Newco")


By: /s/ ROBERT D. IDZI - E.V.P. & CFO
   -------------------------------------
        Robert D. Idzi


DEALERS ALLIANCE CREDIT CORP. ("DACC")


By: /s/ RICHARD J. UHL
   -------------------------------------



R-H CAPITAL PARTNERS, L.P. ("R-H")

By: R-H/Travelers, L.P., its general partner

By: R-H Capital, Inc., its general partner

By: /s/ KENNETH T. MILLAR
   -------------------------------------
   Kenneth T. Millar
   Managing Director



KELLETT INVESTMENT CORPORATION ("Kellett")


By:/s/ STILES A. KELLETT, JR.
   -------------------------------------





Search-DACC Escrow Agreement

U.S. TRUST COMPANY OF TEXAS, N.A. ("Escrow Agent")


By: /s/ BILL BARBER
   ---------------------------------------------
    Bill Barber
    Vice President


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                                      -21-

                                   SCHEDULE A
                               ESCROW AGENT FEES

First year annual Escrow Agent Fee:             $3,000.00

For each additional year:                       $1,500.00 per year

(due in advance)

** plus out of pocket extraordinary expenses


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                                      -22-

                                  SCHEDULE 3.1

                              ESCROW AGENT RECEIPT

Escrow Agent acknowledges receipt of certificates for the following securities:


 Title                                    Type of Security                 Number of Shares
 -----                                    ----------------                 ----------------
 US Trust of Texas, N.A. as escrow        Series B 9%/7% Convertible         766,218
 agent f/b/o Dealers Alliance Credit      Preferred Stock
 Corp.

 US Trust of Texas, N.A. as escrow        Search Common Stock                1,277,030
 agent f/b/o Dealers Alliance Credit
 Corp.

 US Trust of Texas, N.A. as escrow        Warrants expiring March 14,        1,277,030
 agent f/b/o Dealers Alliance Credit      2001
 Corp.

 US Trust of Texas, N.A. as escrow        Series B 9%/7% Convertible          893,921
 agent f/b/o R-H Capital Partners,        Preferred Stock
 L.P. and Kellett Investment
 Corporation



U.S. TRUST COMPANY OF TEXAS, N.A.

By /s/ BILL BARBER
  ---------------------------------
   Bill Barber, Vice President

Date 8/06/96
    -------------------------------

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                                      -23-